UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)            (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
     On November 8, 2005, Human Genome Sciences, Inc. (the “Company”) announced that it will redeem all of its outstanding 3 3/4% Convertible Subordinated Notes Due 2007 (the “3 3/4% Notes”) and all of its outstanding 5% Convertible Subordinated Notes Due 2007 (the “5% Notes”). The aggregate principal amount outstanding of the 3 3/4% Notes and 5% Notes is $31.9 million and $12.4 million, respectively. A formal notice of redemption will be sent separately to the holders of each of the 3 3/4% Notes and 5% Notes in accordance with the terms of the respective indentures. The redemption date will be December 1, 2005.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
     99.1 Press Release dated November 8, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: November 8, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 8, 2005.